                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                AMENDMENT NO. 1

                                       TO

                                    FORM 8-K
                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                         DATE OF REPORT: JULY 30, 1999
                                        --------------
                       (DATE OF EARLIEST EVENT REPORTED)



                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION
                   ------------------------------------------
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER



           NEVADA                        0-15413                  95-3480640
           ------                        -------                  ----------
STATE OF OTHER JURISDICTION OF      COMMISSION FILE NO.         I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION                                        ID NO.



           601 CLEVELAND STREET, SUITE 930, CLEARWATER, FLORIDA 33755
           ----------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (727) 466-9898
                                                          ---------------------

                          MARQUEE ENTERTAINMENT, INC.
       6404 WILSHIRE BOULEVARD, SUITE 550, LOS ANGELES, CALIFORNIA 90048
       -----------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Item 1.  CHANGES IN CONTROL OF THE REGISTRANT

         On July 30, 1999, as a direct result of the transactions referred to in Item 2 hereof, Barry Shevlin, Dr. Howard Tackett, Tom Chubokas and James C. Watson, principal shareholders of Progressive Telecommunications Corporation became "control persons" of the Registrant as that term is defined in the Securities Act of 1933, as amended. Messrs. Shevlin, Tackett, Chubokas and Watson status as control person arises from the issuance of 7,380,000 shares of the Registrant's Common Stock (approximately 82% of the total issued and outstanding common shares to the shareholders of Progressive Telecommunications Corporation. Additionally, with the consummation of the transactions referred to in Item 2, Harold Brown, Harvey Seslowsky and David DeShay resigned as directors of the Registrant. Barry Shevlin, Dr. Howard Tackett, James C. Watson and Tom Chubokas were elected directors in their place and stead. Mr. Shevlin was appointed Chief Executive Officer and Chairman of the Board of Registrant, Mr. Chubokas was appointed President and Chief Operating Officer, Mr. Watson was appointed Executive Vice President and Chief Technology Officer and Dr. Tackett was appointed Vice President, Strategic Support.

         Mr. Shevlin founded Progressive in 1996 and is its Chief Executive Officer. Prior to founding Progressive, from 1993 to 1996, he was a contractor to Time-Warner, engaged in marketing satellite services in Florida.

         Mr. Chubokas was a co-founder and officer of CCC Communications Inc. which became a majority owned subsidiary of Progressive at the end of 1998. From 1990 to 1997, he was founder and President of Communications Group of America, Cape Coral, Florida, a nationwide independent telecommunications services sales organization.

         Mr. Watson was a co-founder and officer of CCC Communications Inc. From 1992 to 1997 Mr. Watson owned a telecommunications consulting firm, specializing in the technology, operational and regulatory issues affecting telecommunications carriers.

         Dr. Tackett became an officer and director of Progressive in 1997. From 1980 to 1997 Dr. Tackett was the CEO of Tackett Chiropractic Clinics and is a member of the Board of Directors of Managed Care of Virginia.

Item 2.  ACQUISITION AND DISPOSITION OF ASSETS

         On July 30, 1999, the Registrant, completed the first part of its acquisition of all of the shares of Progressive Telecommunications Corporation. The agreement which was approved by both companies boards, provided for the transaction to be two tiered. Eighteen Shareholders owning in excess of 82% of Progressive exchange their shares for approximately 7,380,000 shares of the Registrant's post-split shares (discussed below). Of the eighteen shareholders, four including Messrs. Shevlin, Chubokas and Watson as a result of the aforementioned exchange of stock became owners of record or beneficially of 5% or more of the issued and outstanding capital shares of the Registrant. As a condition to consummating the transaction, the Registrant, pursuant to shareholder consent, amended its Certificate of Incorporation so as to increase its authorized common shares from 25,000,000 to 50,000,000, authorize a 1 for 5 reverse split, changed its name to Progressive Telecommunications Corporation and reduced its par value from $.04 to $.001.

         Effective with the closing, Harold Brown, the Registrant's former President, CEO and Chairman, forgave his unpaid salary (approximately $400,000 as of March 31, 1999) through the date of closing agreed to the cancellation of his employment contract in exchange for the Registrant's film library. Mr. Brown also converted his 8% Convertible Debenture in the amount of $301,638 into 241,310 shares of the Registrant's post-split common stock.

         Progressive Telecommunications is a certified reseller of local, long distance and international telecommunication services, offering a complete array of communications and enhanced computer-telephone services to carriers and other participants in telecommunications service distribution and resale, and to commercial and residential customers in the form of long distance, calling card, virtual office and wireless service, such as cellular and paging. The Company, as a switched-based carrier, has established an objective to become a global provider of integrated telecommunications services to wholesale and commercial markets. From personal communications management to global connectivity, Progressive will utilize intelligent technologies such as computer-telephony integration, to fashion its existing and future capabilities, services and technologies into customized, high-value solutions to meet the specific needs of its customer. Progressive's consolidated revenues for the year ended December 31, 1998 was approximately $6,000,000.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                                                                                        Page
                                                                                        ----
         (a) Pro Forma Financial Information as of June 30, 1999:

         Introduction to Unaudited Pro Forma Condensed Financial Statements              F-2
         Unaudited Pro Forma Condensed Balance Sheet at June 30, 1999                    F-3
         Notes to Unaudited Pro Forma Condensed Balance Sheet                            F-4
         Unaudited Pro Forma Condensed Statement of Operations for the years ended September 30, 1998 for Marquee Entertainment, Inc., August 31,
           1998 for Progressive Telecommunications Corporation and
           December 31, 1998 for CCC Communications Corporation                          F-5
         Unaudited Pro Forma Condensed Statement of Operations for the nine months ended for Marquee Entertainment, Inc., ten months ended for
           Progressive Telecommunications Corporation and six months ended for
           CCC Communications Corporation                                                F-6
         Notes to Unaudited Pro Forma Condensed Statements of Operations                 F-7


                                                                                        Page
                                                                                        ----

         (b) Financial Statements of businesses acquired:

         PROGRESSIVE TELECOMMUNICATIONS CORPORATION
         Independent Auditors' Report                                                    F-8
         Financial Statements:
         Balance Sheets - August 31, 1998 and June 30, 1999 (unaudited)                  F-9
         Statements of Operations for the years ended August 31, 1998 and 1997
           and the ten months ended June 30, 1999 (unaudited)                            F-10
         Statements of Stockholders' Equity for the years ended August 31, 1998
           and 1997 and the ten months ended June 30, 1999 (unaudited)                   F-11
         Statements of Stockholders' Equity for the years ended August 31, 1998
           and 1997 and the ten months ended June 30, 1999 (unaudited)                   F-12
         Notes to Financial Statements                                                   F-13

         CCC COMMUNICATIONS CORPORATION
         Independent Auditors' Report                                                    F-24
         Financial Statements:
         Consolidated Balance Sheets - August 31, 1998 and June 30, 1999 (unaudited)     F-25
         Consolidated Statements of Operations for the years ended August 31,
           1998 and 1997 and the ten months ended June 30, 1999 (unaudited)
           F-26
         Consolidated Statements of Stockholders' Equity for the years ended
           August 31, 1998 and 1997 and the ten months ended June 30, 1999
         (unaudited) F-27 Consolidated Statements of Stockholders' Equity for
         the years ended
           August 31, 1998 and 1997 and the ten months ended June 30, 1999 (unaudited)   F-28
         Notes to Financial Statements                                                   F-29


         (c) Exhibits

         2.1       Securities Exchange Agreement dated as of June
                   7, 1999 was previously filed on June 15, 1999.
                   (Registrant hereby agrees to furnish
                   supplementary to the Securities and Exchange
                   Commission, upon request, a copy of any omitted
                   Schedule referred to in the Agreement.

         2.2 Certificate of Amendment to the Certificate of Incorporation filed with Secretary of State of Nevada on August 3, 1999 was previously filed with Form 8-K on August 13, 1999.

         2.3 Assignment of Film Library dated July 29, 1999, transferring library to Harold Brown was previously filed with Form 8-K on August 13, 1999.


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PROGRESSIVE TELECOMMUNICATIONS
                                          CORPORATION



                                          By: /s/ Barry Shevlin
                                             ----------------------------------
                                                  Barry Shevlin, CEO



Dated: October 13, 1999

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
         Pro Forma Financial Information as of June 30, 1999:

         Introduction to Unaudited Pro Forma Condensed Financial Statements              F-2
         Unaudited Pro Forma Condensed Balance Sheet at June 30, 1999                    F-3
         Notes to Unaudited Pro Forma Condensed Balance Sheet                            F-4
         Unaudited Pro Forma Condensed Statement of Operations for the years ended September 30, 1998 for Marquee Entertainment, Inc., August 31,
           1998 for Progressive Telecommunications Corporation and
           December 31, 1998 for CCC Communications Corporation                          F-5
         Unaudited Pro Forma Condensed Statement of Operations for the nine months ended for Marquee Entertainment, Inc., ten months ended for
           Progressive Telecommunications Corporation and six months ended for
           CCC Communications Corporation                                                F-6
         Notes to Unaudited Pro Forma Condensed Statements of Operations                 F-7


         Financial Statements of businesses acquired:

         PROGRESSIVE TELECOMMUNICATIONS CORPORATION
         Independent Auditors' Report                                                    F-8
         Financial Statements:
         Balance Sheets - August 31, 1998 and June 30, 1999 (unaudited)                  F-9
         Statements of Operations for the years ended August 31, 1998 and 1997
           and the ten months ended June 30, 1999 (unaudited)                            F-10
         Statements of Stockholders' Equity for the years ended August 31, 1998
           and 1997 and the ten months ended June 30, 1999 (unaudited)                   F-11
         Statements of Stockholders' Equity for the years ended August 31, 1998
           and 1997 and the ten months ended June 30, 1999 (unaudited)                   F-12
         Notes to Financial Statements                                                   F-13

         CCC COMMUNICATIONS CORPORATION
         Independent Auditors' Report                                                    F-24
         Financial Statements:
         Consolidated Balance Sheets - August 31, 1998 and June 30, 1999 (unaudited)     F-25
         Consolidated Statements of Operations for the years ended August 31,
           1998 and 1997 and the ten months ended June 30, 1999 (unaudited)
           F-26
         Consolidated Statements of Stockholders' Equity for the years ended
           August 31, 1998 and 1997 and the ten months ended June 30, 1999
         (unaudited) F-27 Consolidated Statements of Stockholders' Equity for
         the years ended
           August 31, 1998 and 1997 and the ten months ended June 30, 1999 (unaudited)   F-28
         Notes to Financial Statements                                                   F-29




                          MARQUEE ENTERTAINMENT, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined balance sheet as of June 30, 1999 and the unaudited pro forma condensed combined statement of operations for the nine month period ended June 30, 1999 give effect to the Merger as of July 30, 1999 for the pro forma consolidated balance sheet and as of January 1, 1998 for the pro forma statement of operations.

The unaudited pro forma condensed combined financial statements are based on historical financial statements of Marquee Entertainment, Inc. ("Marquee" or the "Company") and Progressive Telecommunications Corp. ("PTC"), giving effect to the Merger applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the unaudited pro forma condensed combined financial statements (see Note A). These unaudited pro forma condensed combined financial statements have been prepared by the management of Marquee based upon the condensed combined financial statements of Marquee and PTC as of June 30, 1999 and for the nine and ten months ended June 30, 1999. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes incorporated by references for Marquee and elsewhere in this current report for PTC thereto. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what actual results of operations would have been for the period presented had the transaction occurred on the dates indicated and do not purport to indicate the results of the future operations.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

                          MARQUEE ENTERTAINMENT, INC.
                         (A Development Stage Company)

                   UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                 June 30, 1999



                                                              Marquee        Progressive       Proforma
                                                           Entertainment  Telecommunications   Increase      Proforma
                                                                Inc.         Corporation      (Decrease)     Combined
                                                           -------------     -----------    ------------     ---------
Current assets:
       Cash and cash equivalents                           $    30,922       $   126,750                    $   165,258
       Accounts receivable, net                                     --           104,895                        542,003
       Certificates of deposit                                      --                --                         51,648
       Inventory                                                    --                --                          7,587
       Prepaid expense                                              --           429,027                        437,732
-----------------------------------------------------------------------------------------------------------------------
            Total current assets                                30,922           660,672                      1,204,228
=======================================================================================================================
Property and equipment, net                                                       73,557                        879,556
-----------------------------------------------------------------------------------------------------------------------
Other assets:
       Trade loans                                                  --            39,126                         39,126
       Due from employee                                            --             4,250                          4,250
       Due from stockholders                                        --            90,717                         90,717
       Due from affiliates                                          --               100                            100
       Deposits                                                  4,500             1,800                         35,786
       Intangible assets, net                                       --            14,466                        229,932
       Goodwill, net                                                --         4,291,571                      4,291,571
       Deferred charges                                             --                --                         50,000
       Investment in subsidiary                                     --           433,467     (613,467)(d)            --
                                                                                              613,467 (c)
                                                                                             (433,467)(e)
-----------------------------------------------------------------------------------------------------------------------
           Total other assets                                    4,500         4,875,497              --      4,741,482
=======================================================================================================================
           Total assets                                    $    35,422       $ 5,609,726   $          --    $ 6,825,266
-----------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current liabilities:
       Accounts payable                                    $    75,207       $     3,917                        808,833
       Bank overdraft                                               --           316,738                        316,738
       Accrued payroll                                         735,259                --                        804,475
       Payroll taxes payable                                                          --                        122,144
       Accrued interest payable                                                   30,330                         44,648
       Other accrued liabilities                                                      --                        168,012
       Line of credit                                                             15,639                         15,639
       Notes payable                                                             273,700                        803,492
       8% convertible debenture                                566,859                --     (566,859)(a)            --
       Current portion due to stockholder                                             --                             --
       Current portion of capital lease obligation                                23,438                         23,438
       Deposits on unissued common stock                                         480,000                        480,000
       Deferred income                                         143,000                --                        143,000
-----------------------------------------------------------------------------------------------------------------------
            Total current liabilities                        1,520,325         1,143,762     (555,857)        3,741,421
-----------------------------------------------------------------------------------------------------------------------
Long-term liabilities:
       Long-term portion due to stockholder                         --                --                             --
       Long-term portion of capital lease obligation                --             7,460                          7,460
-----------------------------------------------------------------------------------------------------------------------
            Total long-term liabilities                             --             7,460                          7,460
-----------------------------------------------------------------------------------------------------------------------
            Total liabilities                                1,520,325         1,151,222     (555,857)        3,748,881
=======================================================================================================================
Minority Interest                                                                747,303                        747,303
Stockholders' equity:
       Common stock                                             92,872            65,361      (41,785)(d)       601,747
                                                                                               36,362 (b)
                                                                                               88,937 (a)
                                                                                              360,000 (c)
                                                                                              (22,958)(e)
       Additional paid-in capital                            3,434,273         7,706,556   (7,706,556)(d)     4,118,298
                                                                                              (36,362)(b)
                                                                                              466,920 (a)
                                                                                              253,467 (c)
                                                                                           (1,068,491)(e)
       Warrants                                                     --                --       (2,000)(e)            --
       Accumulated deficit                                  (5,012,048)        4,060,716    4,060,716 (d)    (5,012,048)
                                                                                            1,113,055 (e)
-----------------------------------------------------------------------------------------------------------------------
            Total stockholders' equity                      (1,414,003)        3,711,201   (3,611,750)         (292,003)
-----------------------------------------------------------------------------------------------------------------------
                                                           $    35,422       $ 5,609,726   (4,167,607)      $ 4,204,181
=======================================================================================================================

   The accompanying notes are an integral part of these financial statements.

                          MARQUEE ENTERTAINMENT, INC.

                   UNAUDITED PROFORMA STATEMENT OF OPERATIONS



                                                                    Progressive              CCC
                                                Marquee          Telecommunications    Communications
                                             Entertainment          Corporation          Corporation       Proforma
                                               Year Ended            Year Ended          Year Ended        Increase      Proforma
                                            September 30, 1998     August 31, 1998    December 31, 1998   (Decrease)     Combined
                                            ------------------   ------------------   -----------------   ----------    ----------

Revenues:
      Communication services                   $        --        $   184,499         $  5,595,424                     $ 5,779,923
      Film revenue                                 416,492                 --                   --                         416,492
----------------------------------------------------------------------------------------------------------------------------------
           Total revenues                          416,492            184,499            5,595,424                       6,196,415
----------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
      Communication services                            --             87,331            4,784,892                       4,872,223
      Marketing services                                --                 --                   --                              --
      Film operating costs                          68,524                 --                                               68,524
      General and administrative                   655,008          1,355,532            1,339,890                       3,350,430
----------------------------------------------------------------------------------------------------------------------------------
           Total operating expenses                723,532          1,442,863            6,124,782                       8,291,177
----------------------------------------------------------------------------------------------------------------------------------

Other income & (expense):
      Other income                                      --                 --               28,089                          28,089
      Interest expense                             (34,250)           (29,459)            (118,878)                       (182,587)
----------------------------------------------------------------------------------------------------------------------------------

Net loss                                       $  (341,290)       $(1,287,823)        $   (620,147)                    $(2,249,260)
----------------------------------------------------------------------------------------------------------------------------------
Net loss per share                             $     (0.20)       $     (0.63)        $      (0.03)                    $     (0.23)
==================================================================================================================================
Weighted average number of shares and
     share equivalents outstanding               1,706,450          2,038,059           19,824,337                       9,909,044
==================================================================================================================================

  The accompanying notes are an integral part of these financial statements.



                                                                           Progressive
                                                       Marquee         Telecommunications
                                                  Entertainment Inc.      Corporation       Proforma
                                                  Nine Months Ended     Ten Months Ended     Increase        Proforma
                                                    June 30, 1999         June 30,1999      (Decrease)       Combined
                                                  -----------------       ------------      ----------      ----------


Revenues:
        Communication services                       $        --          $   210,075                      $ 3,108,079
        Film revenue                                     199,371                   --                          199,371
----------------------------------------------------------------------------------------------------------------------
              Total revenues                             199,371              210,075                        3,307,450
----------------------------------------------------------------------------------------------------------------------

Operating expenses:
        Communication services                                --              161,779                        2,618,027
        Marketing services                                    --                   --                               --
        Film operating costs                              23,201                   --                           23,201
        General and administrative                       356,042            1,332,176                        2,510,204
----------------------------------------------------------------------------------------------------------------------
              Total operating expenses                   379,243            1,493,955                        5,151,432
----------------------------------------------------------------------------------------------------------------------

Other income & (expense):
        Other income                                          --               15,033                            5,346
        Interest expense                                 (39,581)             (42,749)                        (146,484)
----------------------------------------------------------------------------------------------------------------------

Net loss                                             $  (219,453)         $(1,311,596)                      (1,985,120)
----------------------------------------------------------------------------------------------------------------------
Net loss per share                                   $     (0.09)         $     (0.39)                           (0.20)
----------------------------------------------------------------------------------------------------------------------

Weighted average number of shares and share
        equivalents outstanding                        2,438,366            6,546,193                        9,909,044
----------------------------------------------------------------------------------------------------------------------


  The accompanying notes are an integral part of these financial statements.

                          MARQUEE ENTERTAINMENT, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATE FINANCIAL STATEMENTS


NOTE A

As consideration for Marquee's acquisition of Progressive, Marquee has agreed to pay to holders of Progressive common stock consideration pursuant to the terms of the securities exchange agreement, as follows:

The consideration paid at closing will be in the form of 9,000,000 shares of Marquee common stock, par value $.04 per share. The Company also approved a 1 for 5 reverse common stock split resulting in the conversion of 4,545,220 shares of common stock into 909,044 shares of common stock to Marquee shareholders.

NOTE B

The pro forma condensed combined balance sheet includes the adjustments necessary to give full effect to the acquisition as if it had occurred on June 30, 1999 and to reflect the estimated fair value of assets acquired and liabilities assumed including: (i) the retirement of 3,626,176 shares of Marquee common stock in connection with the Company's 1 for 5 reverse stock split; (ii) the issuance of 9,000,000 shares of Marquee's common stock in exchange for all of the outstanding shares of Progressive; (iii) the elimination of Progressive's equity accounts, and (iv) the elimination of CCC Communication equity accounts.


These adjustments are summarized as follows:

(a)      Conversion of debt to pre-split Marquee stock
                  8% Convertible debenture                        $  555,857
                  Common stock                                       (88,937)
                  Additional paid-in capital                        (466,920)

(b)      Net effect of 1 for 5 reverse stock split
                  Additional paid-in capital                          36,362
                  Common stock                                       (36,362)

(c)      Issuance of Marquee common stock in exchange for
         Progressive common stock
                  Investment in Progressive                          613,467
                  Common Stock                                      (360,000)
                  Additional paid-in capital                        (253,467)

(d) Elimination of Progressive equity accounts:
                  Common stock                                        41,785
                  Additional paid-in capital                       4,331,527
                  Accumulated deficit                             (3,759,845)
                  Investment in Progressive                         (613,467)

(e) Elimination of CCC Communication equity accounts:
                  Common stock                                        22,958
                  Additional paid-in capital                       1,068,491
                  Warrants                                             2,000
                  Accumulated deficit                             (1,113,055)
                  Investment in CCC

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders
Progressive Telecommunications Corporation

We have audited the accompanying balance sheets of Progressive
Telecommunications Corporation, as of August 31, 1998 and 1997 and the related statements of operations, stockholder's equity and cash flows for the years ended August 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progressive Telecommunications Corporation as of August 31, 1998 and 1997 and the results of its operations and its cash flows for the years ended August 31, 1998 and 1997, in conformity with generally accepted accounting principles.





Meeks, Dorman & Company, P.A.


Longwood, Florida
August 26, 1999

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                                 BALANCE SHEETS

-------------------------------------------------------------------------------------------------------------------------------
                                                                          June 30,      June 30,      August 31,     August 31,
                                                                            1999          1998           1998           1997
-------------------------------------------------------------------------------------------------------------------------------
                                                                         (unaudited)  (unaudited)
Assets

Current assets:
      Cash and cash equivalents                                         $   126,750     $  29,306    $     7,730       $     --
      Accounts receivable, net                                              104,895            --         71,468             --
      Prepaid expense                                                       429,027            --         83,333
-------------------------------------------------------------------------------------------------------------------------------
           Total current assets                                             660,672        29,306        162,531             --
===============================================================================================================================

===============================================================================================================================
Property and equipment, net                                                  73,557        27,741         70,351         30,773
===============================================================================================================================

Other assets:
      Due from employee                                                      43,376        71,463         30,633             --
      Due from stockholders                                                  90,717       108,095         83,367         15,347
      Due from affiliates                                                       100        27,842             --             --
      Investment in subsidiary                                              433,467            --             --             --
      Deposits                                                                1,800        65,790            800          4,437
      Intangible assets, net                                                 14,466        21,059         17,070            625
      Goodwill, net                                                       4,291,571            --             --             --
-------------------------------------------------------------------------------------------------------------------------------
           Total other assets                                             4,875,497       294,249        131,870         20,409
===============================================================================================================================
                                                                        $ 5,609,726     $ 351,296    $   364,752       $ 51,182
===============================================================================================================================

Liabilities and Stockholders' Equity

Current liabilities:
      Bank overdraft                                                    $        --     $      --    $        --       $  9,332
      Accounts payable                                                      316,738       139,830        126,766         24,306
      Payroll taxes payable                                                   3,917            --        101,304          9,373
      Accrued interest payable                                               30,330         1,661         28,330             --
      Other accrued liabilities                                              15,639        86,649          6,394             --
      Line of credit                                                             --            --        400,000             --
      Notes payable to stockholders                                         273,700       349,975        256,200             --
      Current portion due to stockholder                                         --            --          5,400             --
      Current portion of capital lease obligation                            23,438            --         14,426             --
      Deposits on unissued common stock                                     480,000            --         54,000             --
-------------------------------------------------------------------------------------------------------------------------------
           Total current liabilities                                      1,143,762       578,115        992,820         43,011
===============================================================================================================================

Long-term liabilities:
      Long-term portion due to stockholder                                       --        22,200         12,600             --
      Long-term portion of capital lease obligation                           7,460        70,300         28,774             --
-------------------------------------------------------------------------------------------------------------------------------
           Total long-term liabilities                                        7,460        92,500         41,374             --
===============================================================================================================================
           Total liabilities                                              1,151,222       670,615      1,034,194         43,011
===============================================================================================================================

Commitments and contingencies (Notes 13 & 14)

Minority interest                                                           747,302            --             --             --

Stockholders' equity:
      Non-voting cumulative preferred stock, $0.01 par value,
           1,000,000 shares authorized, 4,500 and 111,500 shares issued
           and outstanding at August 31, 1998 and 1997, respectively             --        12,303             45          1,115
      Common stock, $0.01 par value, 100,000,000 shares authorized,
           2,765,940 and 1,577,300 shares issued and outstanding
           at August 31, 1998 and 1997, respectively                         65,461       236,826         27,659         15,773
      Additional paid-in capital                                          7,706,457       407,064        778,906        179,512
      Deficit accumulated during the development stage                   (4,060,716)     (975,512)     1,476,052       (188,229)
-------------------------------------------------------------------------------------------------------------------------------
           Total stockholders' equity                                     3,711,202      (319,319)      (669,442)         8,171
===============================================================================================================================
                                                                        $ 5,609,726     $ 351,296    $   364,752       $ 51,182
===============================================================================================================================


  The accompanying notes are an integral part of these financial statements.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                            Statements of Operations


----------------------------------------------------------------------------------------------------
For the period ended,
                                          June 30,         June 30,       August 31,      August 31,
                                            1999             1998            1998             1997
----------------------------------------------------------------------------------------------------

Revenues:
   Communication services              $    352,879      $   43,056      $   184,499      $   26,918
----------------------------------------------------------------------------------------------------
         Total revenues                     352,879          43,056          184,499          26,918
====================================================================================================
Operating expenses:
   Communication services                   269,746          27,981           87,331           5,465
   General and administrative             2,614,867         800,261        1,355,532         209,380
----------------------------------------------------------------------------------------------------
         Total operating expenses         2,884,613         828,242        1,442,863         214,845
====================================================================================================

Other income & (expense):
   Other income                              15,852              41               --              --
   Interest expense                         (68,782)         (2,137)         (29,459)             --
----------------------------------------------------------------------------------------------------

Net loss                               $ (2,584,664)     $ (787,282)     $(1,287,823)     $ (187,927)
====================================================================================================

Net loss per share                     $      (0.39)     $    (0.38)     $     (0.63)     $    (0.13)
====================================================================================================

Weighted average number of shares
   and share equivalents outstanding      6,546,193        2,038,059        2,038,059      1,502,965
====================================================================================================

   The accompanying notes are an integral part of these financial statements.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                       Statements of Stockholders' Equity

------------------------------------------------------------------------------------------------------------------------------
                                       Preferred Stock           Common Stock        Additional
                                     -------------------      --------------------     Paid-in     Accumulated       Total
                                     Shares    Par Value      Shares     Par Value     Capital       Deficit         Equity
-----------------------------------------------------------------------------------------------------------------------------

Balance, July 10, 1996                    --    $    --             --    $    --    $       --    $        --    $        --
 Issuance of common stock                 --         --      1,577,300     15,773        74,947             --         90,720
 Issuance of preferred stock         111,500      1,115             --         --       104,565             --        105,680
 Net loss (unaudited)                     --         --             --         --            --       (188,229)      (188,229)
-----------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 1997             111,500      1,115      1,577,300     15,773       179,512       (188,229)         8,171
=============================================================================================================================
 Issuance of preferred stock         118,820      1,188             --         --       210,762             --        211,950
 Issuance of common stock                 --         --        100,000      1,000            --             --          1,000
 Conversion of preferred stock
    to common stock                 (225,820)    (2,258)       451,640      4,516        (2,258)            --             --
 Issuance of common stock
    for services                          --         --        126,000      1,260       313,800             --        315,060
 Conversion of debt into
    common stock                          --         --        511,000      5,110        77,090             --         82,200
 Net loss                                 --         --             --         --            --     (1,287,823)    (1,287,823)
-----------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 1998               4,500         45      2,765,940     27,659       778,906     (1,476,052)      (669,442)
=============================================================================================================================
 Issuance of common stock for cash        --         --        130,600      1,306       206,694             --        208,000
 Conversion of preferred stock
    to common stock                   (4,500)       (45)         9,000         90           (45)            --             --
 Issuance of common stock
    for services                          --         --        446,995      4,470     1,438,910             --      1,443,380
 Net loss                                 --         --             --         --            --     (2,584,664)    (2,584,664)
 Conversion of debt into
    common stock                          --         --        657,920      6,579     1,503,742             --      1,510,321
 Issuance of stock for acquisition        --         --      2,535,738     25,357     3,778,250             --      3,803,607
-----------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999                    --    $    --      6,546,193    $65,461    $7,706,457    $(4,060,716)   $ 3,711,202
=============================================================================================================================

   The accompanying notes are an integral part of these financial statements.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                            STATEMENTS OF CASH FLOWS


------------------------------------------------------------------------------------------------------------
For the period ended,
                                                    June 30,        June 30,       August 31,     August 31,
                                                      1999            1998            1998           1997
------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                        $(2,584,664)     $(787,282)     $(1,287,823)    $(188,229)
  Adjustments to reconcile net cash
     used by operating activities:
       Depreciation and amortization                  246,173          6,213            9,739         6,441
       Provision for doubtful accounts                     --             --           14,299            --
       Issuance of stock for services               1,443,380             --          315,060            --
       Minority interest in subsidiary                747,302
       Changes in assets and liabilities:
          Accounts receivable                         (33,427)           142          (85,767)           --
          Prepaid expense                            (345,694)        18,343          (83,333)           --
          Due from employee                           (12,743)            --          (30,633)           --
          Bank overdraft                                   --             --           (9,332)        9,332
          Accounts payable                            189,972             --          102,460        24,306
          Due from affiliate                             (100)            --               --            --
          Payroll taxes payable                       (97,387)       (18,000)          91,931            --
          Accrued interest payable                      2,000            170           28,330            --
          Other accrued liabilities                     9,245         86,309            6,394         9,373
-----------------------------------------------------------------------------------------------------------
Net cash used by operating activities                (435,943)      (694,105)        (928,675)     (138,777)
===========================================================================================================
Cash flows from investing activities:
  Investment in subsidiary                         (1,149,437)            --               --            --
  Purchase of property and equipment                  (18,369)            --           (6,117)      (37,074)
  Increase in loans to stockholders                    (7,350)            --          (68,020)      (15,347)
  (Increase) decrease in deposits                      (1,000)            --            3,637        (4,437)
  Purchase of intangible assets                          (400)            --          (16,445)         (765)
-----------------------------------------------------------------------------------------------------------
Net cash used in investing activities              (1,176,556)            --          (86,945)      (57,623)
===========================================================================================================
Cash flows from financing activities:
  Net proceeds from issuance of preferred stock            --             --          211,950       105,680
  Net proceeds from issuance of common stock          208,000        221,422            1,000            --
  Proceeds from line of credit                      1,110,321             --          400,000            --
  Proceeds from stockholder loans                      17,500             --          356,400        90,720
  Proceeds from deposits on unissued common stock     426,000             --           54,000            --
  Proceeds from capital lease obligation                   --             --               --            --
  Payments on capital lease obligation                (12,302)            --               --            --
  Payments on due to stockholder                      (18,000)            --               --            --
-----------------------------------------------------------------------------------------------------------
Net cash provided by financing activities           1,731,519        221,422        1,023,350       196,400
-----------------------------------------------------------------------------------------------------------

Net increase in cash                                  119,020       (472,683)           7,730            --
Cash, beginning of period                               7,730         23,431               --            --
-----------------------------------------------------------------------------------------------------------
Cash, end of period                               $   126,750      $(449,252)     $     7,730     $      --
===========================================================================================================
Supplemental disclosure:
  Interest paid during the period                 $        --      $   2,137      $     1,129     $      --
  Income taxes paid during the period             $        --      $      --      $        --     $      --
  Conversion of debt into common stock            $ 1,510,321      $      --      $    82,200            --
  Capital lease financing                         $        --      $      --      $    43,200     $      --
===========================================================================================================

   The accompanying notes are an integral part of these financial statements.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION

Progressive Telecommunications Corp. ("The Company") was incorporated on June 10, 1996, under the laws of the state of Florida. The Company is a provider of long distance telephone service. The Company primarily utilizes independent representatives ("IRs") to market its long distance service to residential and small business subscribers throughout the United States. The Company completes subscriber calls to all directly dialable locations worldwide. Since its formation, the Company has utilized network switching and transmission facilities provided by other companies. Activities since inception have included primarily research, raising capital, establishing facilities, and hiring technical and administrative employees, developing and marketing products.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Company conform with generally accepted accounting principles. The policies that materially affect the financial position and results of operations are as follows:

Fair Value of Financial Instruments - The carrying value of cash, receivables, due from employee, due from stockholders, accounts payable, notes payable, due to stockholder, and capital lease obligations approximate fair value due to the short maturity of these instruments.

Accounts Receivable - Accounts receivable are net of allowance for doubtful accounts of $14,299 and $23,280 at August 31, 1998 and 1997, respectively. The Company establishes an allowance for doubtful accounts and anticipated revenue adjustments based upon factors surrounding the credit risk of specific subscribers, historical trends, and other information. The Company also reserves for specific accounts when considered appropriate.

Property and Equipment - Fixed assets are carried at cost and consist of furniture and equipment. Depreciation is provided for financial reporting purposes over the estimated useful life of the assets, which are estimated to range between five to seven years, using the straight-line method. The modified accelerated cost recovery system is used for federal income tax purposes.

Intangible Assets - Intangible assets consist of software and organization costs which are carried at cost and are being amortized on a straight-line basis over a five-year life.

Revenue Recognition - The Company's long distance revenues are recognized as services are provided and billed to subscribers; the terms of which are specific to each customer agreement.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid financial instruments purchased with an initial maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when appropriate, to reduce deferred tax assets to the amount expected to be realized.

Concentration of Credit Risk - The Company's subscribers are primarily residential subscribers and are not concentrated in any specific geographic region of the United States. The Company has agreements with local exchange carriers, which provide billings and collection services to the majority of the Company's subscribers.

Long-Lived Assets - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets" as of July 10, 1996 (date of inception) and determined that no impairment loss needs to be recognized for applicable assets.

Stock-Based Compensation - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as of July 10, 1996 (date of inception) which encourages companies to record compensation cost for stock-based employee compensation plans at fair value.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share - The Company has adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

           -----------------------------------------------------------
           August 31,                           1998            1997
           -----------------------------------------------------------
                          Basic EPS          2,038,059       1,502,965

                          Diluted EPS        2,038,059       1,502,965
           -----------------------------------------------------------

Capital Structure - The Company has adopted Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" which is applicable to all companies. Capital structure disclosures required by SFAS 129 including liquidation preferences of preferred stock, information about the pertinent rights and privileges of the outstanding equity securities, and the redemption amounts for all issues of capital stock that are redeemable at fixed or determinable prices on fixed or determinable dates. The Company has no items which would be affected by this disclosure requirement.

Comprehensive Income - The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires that changes in amounts of certain items, including foreign currency translation adjustments and gains and losses on certain securities be shown in the financial statements. The Company has no items that represent comprehensive income, and therefore, has not included a schedule of comprehensive income in the financial statements.

Unaudited Interim Financial Statements - The unaudited financial statements and related notes thereto for the ten months ended June 30, 1999 and 1998 include all normal and recurring adjustments which in the opinion of management are necessary for a fair presentation and are prepared on the same basis as the audited annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Disclosures about Segments of an Enterprise and Related Information - The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS No. 131"). SFAS No. 131 changes the way public companies report information about segments of their business in annual financial statements. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company has no significant segments that would require separate disclosure.

Impact of Year 2000 Issue - During the period ended December 31, 1998, the Company conducted an assessment of issues related to the Year 2000 and determined that there were no modifications needed in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers do not convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.


NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS

The American Institute of Certified Accountants' Executive Committee issued Statement of Position Number 98-1 ("SOP 98-1"), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for fiscal years beginning after December 15, 1998. Management believes that the Company is substantially in compliance with this pronouncement and that the implementation of this pronouncement will not have a material effect on the Company's financial position, results of operations or cash flows.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). This statement establishes accounting and reporting guidelines for derivatives and requires an establishment to record all derivatives as assets or liabilities on the balance sheet at fair value. Additionally, this statement establishes accounting treatment for four types of hedges: hedges of changes in the fair value of assets or liabilities, firm commitments, forecasted transactions and hedges of foreign currency exposures of net investments in foreign operations. Any derivative that qualifies as a hedge, depending upon the nature of that hedge, will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. SFAS No. 133 is effective for years beginning after June 15, 2000. The Company does not currently participate in these types of financing activities and does not anticipate that the adoption of this statement will have a material impact on its consolidated balance sheets, statements of operations, or cash flows.


NOTE 4 - DUE FROM STOCKHOLDERS

Due from stockholders consists of amounts loaned to various stockholders. Interest has not been accrued on the loans, and the loans are due on demand.


NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

          -------------------------------------------------------------------------
                                                                   August 31,
                                                          -------------------------
                                                            1998              1997
                                                          --------         --------
          Furniture, fixtures and equipment               $ 43,833         $ 37,074
          Equipment under capital lease                     42,558               --
          Less - Accumulated depreciation                  (16,040)          (6,301)
          -------------------------------------------------------------------------
          Net property and equipment                      $ 70,351         $ 30,773
          -------------------------------------------------------------------------

Depreciation and amortization expense for property and equipment was $11,944 and $6,301 for the years ended August 31, 1998 and 1997.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 6 - INTANGIBLE ASSETS

Intangible assets consisted of the following:


          -------------------------------------------------------------------------
                                                                   August 31,
                                                          -------------------------
                                                            1998              1997
                                                          --------         --------
          Organization costs                              $    765         $    765
          Computer software                                 18,651               --
          Less - Accumulated amortization                   (2,346)            (140)
          -------------------------------------------------------------------------
          Net intangible assets                           $ 17,070         $    625
          -------------------------------------------------------------------------


Amortization expense for intangibles was $2,206 and $140 for the years ended August 31, 1998 and 1997.


NOTE 7 - LINE OF CREDIT

The Company has a $1,000,000 line of credit available with an investment company expiring June 1, 1999. The line accrues interest at 12%, and had a balance of $400,000 outstanding at August 31, 1998.


NOTE 8 - NOTES PAYABLE TO STOCKHOLDERS

Notes payable to stockholders consist of notes to several stockholders issued in conjunction with various private placements. The notes accrue interest at 9% and have maturity dates ranging from November 1998 to April 1999. The Company had $256,200 outstanding at August 31, 1998.


NOTE 9 - DUE TO STOCKHOLDER

Due to stockholder consists of amounts advanced to the Company by a stockholder to be used for a marketing campaign. As the result of a lawsuit and settlement agreement (See Note 14 for further explanation), the balance will be repaid over a one year period with payments of $5,400 due in the year ended August 31, 1999, and $12,600 due in the year ended August 31, 2000.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 10 - OBLIGATIONS UNDER CAPITAL LEASE


--------------------------------------------------------------------------------------------------------------
AUGUST 31,                                                                             1998            1997
--------------------------------------------------------------------------------------------------------------
Amount payable to leasing company under capital lease agreement, principal payable in 24 equal monthly installments of $2,175, with interest at 12%, beginning December 1998 and ending November 2000, collateralized by
equipment                                                                            $ 43,200         $     --

--------------------------------------------------------------------------------------------------------------
Less current maturities                                                               (14,426)              --
--------------------------------------------------------------------------------------------------------------
                                                                                     $ 28,774         $     --
--------------------------------------------------------------------------------------------------------------


At August 31, 1998, present value of minimum capital lease payments approximated the following:


               ---------------------------------------------------
               August 31, 1999                            $ 17,400
               August 31, 2000                              26,100
               August 31, 2001                               6,525
               ---------------------------------------------------
                                                            50,025
               Less amount representing interest            (6,825)
               ---------------------------------------------------
               Net capital lease obligation               $ 43,200
               ---------------------------------------------------



NOTE 11 - INCOME TAXES

The significant components of the net deferred tax assets consist of the following:

          -------------------------------------------------------------------------
          August 31,                                        1998             1997
          -------------------------------------------------------------------------
          Deferred tax assets:
               Net operating loss carryforwards          $ 490,000         $ 55,291
               Bad debt                                      5,000               --
               Accrued interest                              5,000               --
               Other                                            --            7,915
          -------------------------------------------------------------------------
               Gross deferred income tax assets            500,000           63,206
               Valuation allowance                        (498,000)         (59,496)
          -------------------------------------------------------------------------
          Total deferred income tax assets                   2,000            3,710
          -------------------------------------------------------------------------
          Total deferred income tax liabilities             (2,000)          (3,710)
          -------------------------------------------------------------------------
          Net deferred income tax assets                 $      --         $     --
          -------------------------------------------------------------------------

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 11 - INCOME TAXES (CONTINUED)

The following summary reconciles differences from taxes at the Federal statutory rate with the effective rate:

          --------------------------------------------------------------------------
          Year Ended August 31,                               1998             1997
          --------------------------------------------------------------------------
          Federal income taxes at statutory rates            (34.0%)          (34.0%)
          State taxes, net of federal benefit                 (5.0%)           (5.5%)
          Losses without tax benefits                         39.0%            39.5%
          --------------------------------------------------------------------------
          Income taxes at effective rate                        --               --
          --------------------------------------------------------------------------

Unused net operating losses for income tax purposes, expiring in various amounts through 2018, of approximately $1,259,000 are available at August 31, 1998, for carryforward against future years' taxable income. Under Section 382 of the Internal Revenue Code, the annual utilization of this loss may be limited due to changes in ownership. The tax benefit of these losses of approximately $490,000 has been offset by a valuation allowance due to it being more likely than not that the deferred tax assets will not be realized. The valuation allowance increased $438,504 for the year ended August 31, 1998.


NOTE 12 - SUBSCRIPTION AGREEMENTS

The Company completed subscription offerings between December 1997 and April 1998, priced between $10,025 and $10,050 per unit. Twenty units at $10,050 per unit were sold, with the subscriber receiving a $10,000 promissory note bearing interest at 9% and 5,000 shares of $.01 par value common stock. Principal and interest were due upon the earlier of the date of the closing of the private placement of common stock, or twelve months from the date of issuance. Gross proceeds of $201,000 were raised, with 100,000 shares of common stock being issued.

Eight subscription agreements were priced at $10,025, with a promissory note in the amount of $9,525 being issued and all other terms remaining the same. Gross proceeds of $80,200 were raised, with 40,000 shares of common stock being unissued as of August 31, 1998. The $500 of common stock per unit represented $4,000 of the deposits on unissued common stock as of August 31, 1998. The remaining $50,000 in deposits on unissued common stock represents purchases by two individuals which were not part of the private placement.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


NOTE 13 - PREFERRED STOCK

During the years ended August 31, 1998 and 1997, the Company completed private placements of $368,350 of securities consisting of 230,320 shares of preferred stock, par value $.01 with cumulative dividends at 1% above prime. Proceeds from this offering, net of offering costs, were $211,950 and $105,680 at August 31, 1998 and 1997, respectively. All but 4,500 shares were converted to common stock on a 2 for 1 basis as of August 31, 1998.


NOTE 14 - COMMITMENTS AND CONTINGENCIES

Leases -Future minimum rental commitments due under operating leases for automobiles and property on which the offices are located with initial or remaining terms greater than 12 months as of August 31, 1998 are as follows:


         ----------------------------------------------------
                                                    Minimum
         Year ending August 31,                   Commitments
         ----------------------------------------------------
         1999                                    $  87,244
         2000                                       84,186
         2001                                       87,552
         2002                                       91,051
         ----------------------------------------------------
         Total minimum payments required         $ 350,033
         ----------------------------------------------------

Lease expense amounted to $72,380 and $16,368 for the years ended August 31, 1998 and 1997, respectively.

Consulting Agreement - On June 8, 1997, the management of the Company entered into a consulting agreement with a financial consultant as part of their efforts to raise capital for the Company. The agreement provided for payment to the financial consultant on a declining scale beginning with 5% of the first $1,000,000 and ending with 1% of all amounts over $4,000,000 raised. In addition, the agreement provided for an option to purchase 10% of the Company's common stock at par value of $.01. Finally, the financial consultant would receive consulting fees at the rate of $5,000 per month for six months upon the Company receiving $500,000 in funding. The financial consultant exercised his option under this agreement and received 77,300 shares on August 17, 1997.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS



NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

On November 6, 1997, the Company granted to a limited partnership, in which the financial consultant was a general partner, an option to purchase 500,000 shares of common stock at an exercise price of $2.00, which is above the value of the Company's common stock at the date of grant. The option is exercisable for five years and is granted with certain "piggy back" registration rights.

On February 27, 1998, the Company issued 50,000 shares of stock to the above financial consultant for consulting services, valued at $2.50 per share, or $125,000.

On April 1, 1998, the above agreement was terminated, and a new service agreement was written for consulting services to be paid through the issuance of 50,000 shares of stock and a one-time cash payment of $45,000.

As of August 31, 1998, performance on the above agreement was in dispute, and no liability has been recorded in these financial statements. Subsequent to year end, the financial consultant retained an attorney and alleged breach of contract. No suit had been filed as of the date of these financial statements, however, the consultant has demanded arbitration under the terms of the agreement.


NOTE 15 - LITIGATION, CLAIMS AND ASSESSMENT

Subsequent to year-end, a lawsuit was filed against the Company and the two principals of the Company, individually, alleging breach of fiduciary duties while the two principals were employees of another telecommunications company. In addition, the suit alleges usurped corporate opportunities belonging to the other company, tortious interference with business relations, misrepresentations, and the taking of business belonging to the other company, resulting in the ultimate demise of the other telecommunications company. It is management's belief that the allegations are without merit, that the outcome appears to be favorable, and they intend to vigorously defend and/or prosecute these matters.

On February 11, 1999, a lawsuit was filed against the Company alleging breach of contract in regards to an agreement to purchase communications hardware, software, and services of approximately $47,000 plus costs and attorney fees. Management intends to vigorously defend the suit, and the likelihood of an unfavorable outcome can not be determined at this time.

                   PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS



NOTE 15 - LITIGATION, CLAIMS AND ASSESSMENT (CONTINUED)

On June 28, 1999, the Company entered into a settlement agreement, which was the result of a lawsuit filed by a certain stockholder. Under the terms of the agreement, the Company is to pay a total of $52,372 in equal installments over a ten-month period commencing June 28, 1999. This agreement settles liabilities associated with a $30,000 note originally issued as part of a subscription agreement due February 17, 1999, as well as $18,000 originally provided by the stockholder to facilitate a marketing campaign which never commenced.


NOTE 16 - SUBSEQUENT EVENTS

On January 27, 1999, the Company entered into a merger agreement with CCC Communications Corporation ("CCC"). The Company acquired all the outstanding shares of CCC in exchange for 3,033,940 shares of the Company's common stock plus $1,500,000. The Company also agreed to provide $2,500,000 of capital during the next 18 months from the execution of the agreement.

As of May 12, 1999, $400,000 had been provided to CCC, and the merger agreement was amended. The next $250,000 of funding received by the Company would be split 50/50 between the Company and CCC. Thereafter, 80% of the funds received would be set aside for CCC and 20% would be for the Company. This arrangement will remain in effect until the balance of the $1,100,000 has been provided to CCC. If the $1,100,000 is not received by August 15, 1999, the Company will issue up to 1,100,000 shares of common stock, pro rata to the shareholders of CCC. The Company will also issue 500,000 warrants to purchase the shares of the Company's common stock for $2.25 per share. The amended agreement also called for the Company to provide the 2,500,000 of capital during the next fourteen months from the execution of the agreement

The Company entered into a "retained service agreement" on February 10, 1999, with an advertising company. Under the terms of the agreement the advertising agency will provide print advertising and support services relating to an advertising campaign targeting domestic airline travelers, over the twelve months ended December 1999. As compensation for said services, the Company has agreed to pay cash of $550,000 and issue 217,995 shares of common stock valued at $4.00 per share or $871,980, for a total of $1,421,980.

On June 7, 1999 Marquee Entertainment, Inc. agreed to acquire 100% of the outstanding common stock of Progressive Telecommunications Corporation from the shareholders of Progressive, in exchange for 45,000,000 shares of Marquee. The closing is conditioned upon, among other things, an audit of the financial statements of Progressive and its subsidiaries. The agreement also provides for Marquee to amend its certificate of incorporation to change its name to Progressive Telecommunications.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
CCC Communications Corporation

We have audited the accompanying consolidated balance sheet of CCC Communications Corporation as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of CCC Communications Corporation as of December 31, 1997 were audited by other auditors whose report dated August 14, 1998 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CCC Communications Corporation as of December 31, 1998 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 15 to the financial statements, the Company has experienced significant operating losses, has an accumulated deficit and has negative working capital at December 31, 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in the summary of significant accounting policies to the financial statements, in fiscal 1998 the Company changed its method of accounting for property and equipment by adopting the straight-line method of depreciation for book purposes.



Meeks, Dorman & Company, P.A.

Longwood, Florida
August 26, 1999

                 CCC COMMUNICATIONS CORPORATION

                  CONSOLIDATED BALANCE SHEETS


----------------------------------------------------------------------------------------------------------------------------------
                                                                        June 30,        June 30,       December 31,   December 31,
                                                                          1999            1998             1998            1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                  (unaudited)    (unaudited)

ASSETS

Current assets:
     Cash and cash equivalents                                         $     7,586     $    49,079     $    21,709     $  34,409
     Accounts receivable, net                                              437,108         809,614         458,041       561,340
     Certificates of deposit                                                50,648              --          50,648            --
     Inventory                                                               7,587           2,500          13,770         2,500
     Prepaid expense                                                         8,705          66,035             447         9,858
--------------------------------------------------------------------------------------------------------------------------------
         Total current assets                                              511,634         927,228         544,615       608,107
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Property and equipment, net                                                805,999         803,481         856,651       115,096
--------------------------------------------------------------------------------------------------------------------------------

Other assets:
     Deposits                                                               29,486          75,072          27,487        12,462
     Intangible assets, net                                                215,466         172,243         234,352       180,508
     Deferred charges                                                       50,000             360          50,360            --
--------------------------------------------------------------------------------------------------------------------------------
         Total other assets                                                294,952         247,675         312,199       192,970
--------------------------------------------------------------------------------------------------------------------------------
                                                                       $ 1,612,585     $ 1,978,384     $ 1,713,465     $ 916,173
--------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                  $   823,544     $   700,571     $   752,926     $ 449,320
     Other accrued liabilities                                             275,643         176,002         294,856       119,632
     Line of credit                                                         35,000              --          35,000            --
     Note payable                                                           26,000              --          26,000            --
     Customer deposits                                                       4,210           1,500           5,295         8,000
     Current maturities of long-term debt                                  185,729          70,653         166,554            --
     Current maturities of obligations under capital lease                 110,936         100,110         102,224        40,100
--------------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                       1,461,062       1,048,836       1,382,855       617,052
--------------------------------------------------------------------------------------------------------------------------------

     Long-term debt, net of current maturities                              87,500         185,728         154,780
     Obligations under capital lease, net of current maturities             84,627         195,564         142,363       119,900
--------------------------------------------------------------------------------------------------------------------------------
         Total liabilities                                               1,633,189       1,430,128       1,679,998       736,952
--------------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Note 14)

Stockholders' equity:
     Stockholders' equity:
     Common stock, $.001 par value, 75,000,000 shares authorized,
         20,397,500 and 19,207,500 shares issued and outstanding at
         December 31, 1998 and 1997, respectively                           21,178          20,090          20,398        19,208
     Additional paid-in capital                                          1,072,051         672,108         672,051       198,848
     Accumulated deficit                                                (1,113,833)       (143,942)       (658,982)      (38,835)
--------------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                                        (20,604)        548,256          33,467       179,221
--------------------------------------------------------------------------------------------------------------------------------
                                                                       $ 1,612,585     $ 1,978,384     $ 1,713,465     $ 916,173
--------------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

                         CCC COMMUNICATIONS CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS



-----------------------------------------------------------------------------------------------------------------------------------
For the period ended,                                                    June 30,        June 30,       December 31,   December 31,
                                                                           1999            1998            1998            1997
-----------------------------------------------------------------------------------------------------------------------------------

Revenues:
     Communication services                                            $  2,898,004    $  2,588,694     $ 5,595,424     $ 4,418,085
-----------------------------------------------------------------------------------------------------------------------------------
         Total revenues                                                   2,898,004       2,588,694       5,595,424       4,418,085
-----------------------------------------------------------------------------------------------------------------------------------

Operating expenses:
     Communication services                                               2,456,248       2,151,102       4,784,892       3,883,108
     General and administrative                                             822,766         501,268       1,339,890         580,401
-----------------------------------------------------------------------------------------------------------------------------------
         Total operating expenses                                         3,279,014       2,652,370       6,124,782       4,463,509
-----------------------------------------------------------------------------------------------------------------------------------

Other income and (expense):
     Other income                                                            (9,687)          7,617          28,089           6,589
     Interest expense                                                       (64,154)        (48,586)       (118,878)             --
-----------------------------------------------------------------------------------------------------------------------------------

Net loss                                                               $   (454,851)   $   (104,645)   $   (620,147)   $    (38,835)
-----------------------------------------------------------------------------------------------------------------------------------
Net loss per share                                                     $      (0.02)   $      (0.01)   $      (0.03)   $         --
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average number of shares and share
     equivalents outstanding                                             20,526,782      20,089,000      19,824,337      19,207,500
-----------------------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

                         CCC COMMUNICATIONS CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




--------------------------------------------------------------------------------------------------------------------

                                                                               Additional
                                                          Common Stock           Paid-in      Accumulated    Total
                                                       Shares      Par Value     Capital        Deficit     Equity
--------------------------------------------------------------------------------------------------------------------

Date of Inception, January 21, 1997                          --    $     --    $       --   $        --    $      --

      Issuance of common stock                       19,207,500      19,208       198,848            --      218,056

      Net loss                                               --          --            --       (38,835)     (38,835)
--------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                           19,207,500      19,208       198,848       (38,835)     179,221
--------------------------------------------------------------------------------------------------------------------

      Issuance of common stock in connection
           with acquisitions                            485,000         485       408,773            --      409,258

      Issuance of common stock for services
          and in settlement of liabilities              207,500         207        12,980            --       13,187

      Issuance of common stock for bonuses            1,013,000       1,013            --            --        1,013

      Issuance of common stock for cash                  49,500          50        49,450            --       49,500

      Cancellation of common stock                     (565,000)       (565)           --            --         (565)

      Issuance of common stock
           warrants for cash                                 --          --         2,000            --        2,000

      Net loss                                               --          --            --      (620,147)    (620,147)
--------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                           20,397,500      20,398       672,051      (658,982)      33,467
--------------------------------------------------------------------------------------------------------------------

      Issuance of common stock for bonuses              780,000         780            --            --          780

      Capital investment from parent company                 --          --       400,000            --      400,000

      Net loss                                               --          --            --      (454,851)    (454,851)
--------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999                               21,177,500    $ 21,178    $1,072,051   $(1,113,833)   $ (20,604)
--------------------------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.

                         CCC COMMUNICATIONS CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


-------------------------------------------------------------------------------------------------------------------------
For the period ended,                                            June 30,       June 30,     December 31,    December 31,
                                                                   1999           1998           1998            1997
-------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net loss                                                   $(454,851)     $(104,645)     $(620,147)     $ (38,835)
     Adjustments to reconcile net cash
      used by operating activities:
       Depreciation and amortization                              103,710         17,940         48,983         23,332
       Common stock issued for services                                --             --         12,622             --
       Common stock issued for bonuses                                780             --          1,013             --
       Changes in assets and liabilities:
         Accounts receivable                                       20,933       (248,274)       112,298       (561,340)
         Inventories                                                6,183             --           (786)        (2,500)
         Prepaid expenses                                          (8,258)       (56,177)         9,411         (9,858)
         Deferred charges                                             360             --        (50,360)            --
         Other assets                                               1,085           (360)        (8,200)       (12,462)
         Accounts payable and accrued expenses                    (51,407)       309,121        419,560        576,952
----------------------------------------------------------------------------------------------------------------------
Net cash used by operations                                      (381,468)       (82,395)       (75,606)       (24,711)
----------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Purchase of certificates of deposit                               --             --        (35,648)            --
     Increase in security deposits                                 (1,999)       (70,610)        (3,411)            --
     Purchase of intangible assets                                 (7,466)        (1,667)       (85,033)            --
     Purchase of property and equipment                           (26,706)      (696,393)      (183,247)      (158,936)
     Assets acquired through merger, net of cash                       --             --        220,182             --
----------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                             (36,171)      (768,670)       (87,157)      (158,936)
----------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Proceeds from issuance of (principle payments under)
      long-term debt                                              (48,105)       552,055        183,976             --
     Capital lease financing                                      (49,024)      (160,461)       (75,413)
     Net proceeds from issuance of common stock                        --        474,141         49,500        218,056
     Net proceeds from issuance of common stock warrants               --             --          2,000             --
     Investment from parent company                               400,000             --             --             --
----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                         302,871        865,735        160,063        218,056
----------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash                                   (14,123)        14,670        (12,700)        34,409
Cash, beginning of period                                          21,709         34,409         34,409             --
----------------------------------------------------------------------------------------------------------------------
Cash, end of period                                             $   7,586      $  49,079      $  21,709      $  34,409
----------------------------------------------------------------------------------------------------------------------

Supplemental disclosure:
     Interest paid during the period                            $  48,608      $      --      $  95,518      $      --
     Income taxes paid during the period                        $      --      $      --      $      --      $      --
     Issuance of long-term debt in connection
          with acquisition                                      $      --      $      --      $ 137,358      $      --
     Purchase of equipment through capital lease obligation     $      --      $      --      $ 160,000      $ 160,000
----------------------------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - ORGANIZATION

CCC Communications Corporation (the "Company") was incorporated in the State of Nevada on January 21, 1997. The Company is a reseller of long-distance voice and data telecommunications services to end users and resellers throughout the United States. The Company also offers paging and cellular services in Alabama and Florida. As of and for the years ending December 31, 1998 and 1997, the Company had no foreign operations. The paging and cellular service sales represent less than 10% individually and in the aggregate of revenue, operating income, and assets of the Company. On February 18, 1997, Storm-tel, Inc. ("Storm-tel") (formerly Z-Tel, Inc.), a wholly-owned subsidiary of the Company, was formed to provide tariffed long-distance telecommunications services to resellers and consumers. It was incorporated in the State of Nevada and was qualified and authorized to do business in the State of Florida on April 23, 1997. All significant intercompany accounts and transactions have been eliminated upon consolidation. Prior to 1998, CCC Communications Corporation was in the development stage.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Company conform with generally accepted accounting principles. The policies that materially affect the financial position and results of operations are as follows:

Major Customers - The nature of the telecommunications industry is such that the Company is dependent on several large clients for a significant portion of its annual revenue. In 1997, the Company had two clients which together accounted for 47% of the Company's revenue for the year. In 1998, the top two clients accounted for 19% of the Company's annual revenue.

Fair Value of Financial Instruments - The carrying values of cash, certificates of deposit, accounts receivable, accounts payable, notes payable, debt and obligations under capital lease approximate fair value due to the short maturity of these instruments.

Accounts Receivable - Accounts receivable are net of an allowance for doubtful accounts of $391,785 and $68,916 at December 31, 1998 and 1997, respectively. The Company establishes an allowance for doubtful accounts and anticipated revenue adjustments based upon factors surrounding the credit risk of specific subscribers, historical trends, and other information. The Company also reserves specific accounts when considered appropriate.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment - Fixed assets are carried at cost and consist of furniture, equipment and customized software. Depreciation is provided for financial reporting purposes over the estimated useful lives of the assets, which range from five to ten years, using the straight-line method beginning in 1998 for book purposes. The modified accelerated cost recovery system is used for federal income tax purposes and for book purposes prior to 1998.

Inventory - Inventories are carried at the lower of cost or market using the first-in, first-out method. The Company's inventories consist of pagers, cellular telephones, phone system parts, and spare parts held for sale.

Intangible Assets - Intangible assets consist of various start-up costs of the organization, a purchased customer base, and a non-compete agreement. These items are carried at cost, and are amortized on a straight-line basis over the estimated useful lives of the assets, which range from three to ten years.

Revenue Recognition - The Company's long distance revenues are recognized as services are provided and billed to subscribers, the terms of which are specific to each customer agreement.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid financial instruments purchased with an initial maturity of three months or less to be cash equivalents.

Income Taxes - The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax basis of assets and liabilities using enacted tax rates in effect when these differences are expected to reverse. Valuation allowances are established, when appropriate, to reduce deferred tax assets to the amount expected to be realized.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk - Concentration of credit risk is limited to trade receivables and is subject to the financial conditions of certain major clients. As a general practice, the Company does not require collateral or other security to support client receivables. The Company conducts periodic reviews of its customer payment practices to minimize collection risks on trade receivables. The majority of the Company's subscribers are wholesale and commercial subscribers and are primarily located in seven states, which are not concentrated in any specific geographic region of the United States.

Reclassification - Certain reclassifications have been made in the prior year's financial statements to conform to the fiscal year 1998 presentation.

Long-Lived Assets - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and determined that no impairment loss needs to be recognized for applicable assets. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that no impairment loss need be recognized for applicable assets.

Stock-Based Compensation - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which encourages companies to record compensation cost for stock-based employee compensation plans at fair value.

Earnings Per Share - The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share," which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The shares used in the computations are as follows:

               =========================================================================
               December 31,                                     1998             1997
               -------------------------------------------------------------------------
                                Basic EPS                    19,824,337       19,207,500

                                Diluted EPS                  19,824,337       19,207,500
               =========================================================================

Capital Structure - The Company has adopted Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure," ("SFAS No. 129"), which is applicable to all companies. Capital structure disclosures required by SFAS No. 129 include liquidation preferences of preferred stock, information about the pertinent rights and privileges of the outstanding equity securities, and the redemption amounts for all issues of capital stock that are redeemable at fixed or determinable prices on fixed or determinable dates. The Company has no items which would be affected by this disclosure requirement.

Comprehensive Income - The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires that changes in amounts of certain items, including foreign currency translation adjustments and gains and losses on certain securities be shown in the financial statements. The Company has no items that represent comprehensive income, and therefore, has not included a schedule of comprehensive income in the financial statements.

Unaudited Interim Financial Statements - The unaudited financial statements and related notes thereto for the six months ended June 30, 1999 and 1998 include all normal and recurring adjustments which in the opinion of management are necessary for a fair presentation and are prepared on the same basis as the audited annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

Disclosures About Segments of An Enterprise and Related Information - The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS No. 131"). SFAS No. 131 changes the way public companies report information about segments of their business in annual financial statements. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company has no significant segments that would require separate disclosure.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impact of Year 2000 Issue - During the year ended December 31, 1998, the Company conducted an assessment of issues related to the Year 2000 and has made necessary modifications needed in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company is in the process of updating its switch equipment to be compliant. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers do not convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.


NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS

The American Institute of Certified Public Accountants' Executive Committee issued Statement of Position Number 98-1 ("SOP 98-1"), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for fiscal years beginning after December 15, 1998. Management believes that the Company is substantially in compliance with this pronouncement and that the implementation of this pronouncement will not have a material effect on the Company's financial position, results of operations or cash flows.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS No. 133"). This statement establishes accounting and reporting guidelines for derivatives and requires an establishment to record all derivatives as assets or liabilities on the balance sheet at fair value. Additionally, this statement establishes accounting treatment for four types of hedges: hedges of changes in the fair value of assets or liabilities, firm commitments, forecasted transactions and hedges of foreign currency exposures of net investments in foreign operations. Any derivative that qualifies as a hedge, depending upon the nature of that hedge, will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. SFAS No. 133 is effective for years beginning after June 15, 2000. The Company does not currently participate in these types of financing activities and does not anticipate that the adoption of this statement will have a material impact on its consolidated balance sheets, statements of operations, or cash flows.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 4 - ACQUISITIONS

In December 1997, under a reorganization agreement, the Company acquired 100% of the common stock of Eclectic Enterprises, Inc., in exchange for 250,000 shares of common stock. No financial information was available at the date of the consummation of this acquisition.

In December 1997, CCC also acquired certain assets of Midwest Telephone Service, Inc., a telephone communications service company, through a sale and purchase agreement. CCC received equipment, a customer base, and non-compete agreements for a cash purchase price of $129,000.

CCC acquired certain assets of TelCentral, a telecommunications company through an agreement of merger dated March 4, 1998. CCC issued 200,000 shares of common stock valued at $2.11 per share, $70,000 in cash and notes totaling $137,418 to the two shareholders of TelCentral who entered into five-year non-compete agreements. The total purchase price was $630,000. CCC canceled TelCentral's stock upon merger.

Storm-tel, a wholly owned subsidiary of CCC, acquired certain assets and assumed certain liabilities of Mobile Communications Systems ("MCS"), a company offering cellular and paging services in the Tampa Bay area, through a sale and purchase agreement dated May 22, 1998. The purchase was closed on August 1, 1998. CCC issued 35,000 shares of stock to the stockholders of MCS in exchange for certain assets and liabilities netting to $4,700. In settlement of two notes assumed in the purchase, CCC issued an additional 15,000 shares of stock to two individuals. The owners of MCS entered into five-year non-compete agreements; however, no additional amounts were paid for these agreements.

Each of these acquisitions was accounted for using the purchase method of accounting. CCC entered into lease agreements with a lease financing company, Call Leasing, Inc. (see NOTE 11) to fund the Midwest and TelCentral acquisitions. Equipment obtained in the acquisitions was signed over to Call Leasing and serves as collateral on the leases. The Company also signed a collateralized note with an individual to fund a portion of the Midwest acquisition, with a portion of the assets acquired serving as collateral on the note.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 5 - CERTIFICATES OF DEPOSIT

During 1998, the Company acquired a business which had as part of its assets a $15,000 one-year certificate of deposit at a bank in Florida to support a letter of credit issued to a cellular air-time supplier. Subsequently, the Company deposited $35,000 into a one-year certificate of deposit at another Florida bank to increase the total letters of credit (see NOTE 14) provided by the Company to the same supplier, in anticipation of increased volume. The Company also signed a $35,000 promissory note in favor of the bank. The note is due August 24, 1999, and bears interest at 8.5%. Certificates of deposit totaled $50,648 at December 31, 1998.


NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:


                  =========================================================================
                                                                          December 31,
                                                                       1998           1997
                  -------------------------------------------------------------------------
                  Leasehold improvements                           $   3,566      $   3,566
                  Office equipment                                    94,431        121,600
                  Idle equipment-switches                            786,518             --
                     Less - Accumulated depreciation
                                                                     (27,864)       (10,070)
                  -------------------------------------------------------------------------
                     Net property and equipment                    $ 856,651      $ 115,096
                  =========================================================================

Depreciation expense for property and equipment was $17,795 and $10,062 for the years ended December 31, 1998 and 1997.


NOTE 7 - INTANGIBLE ASSETS

Intangible assets consisted of the following:


                  =========================================================================
                                                                         December 31,
                                                                      1998           1997
                  -------------------------------------------------------------------------
                  Organization costs                               $ 135,437      $ 133,770
                  Customer base                                       88,366          5,000
                  Non-compete covenant                                55,000         55,000
                     Less - Accumulated amortization                 (44,450)       (13,262)
                  -------------------------------------------------------------------------
                     Net intangible assets                         $ 234,352      $ 180,508
                  =========================================================================

Amortization expense was $34,188 and $13,731 for the years ended December 31, 1998 and 1997.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 8 - DEFERRED CHARGES

As of December 31, 1998, deferred charges totaled $50,360. During 1998, the Company signed a note payable to Rall Leasing in the amount of $62,500, in exchange for $12,500 cash and a guarantee on a $50,000 letter of credit (see
NOTE 14) issued to one of its long-distance carriers. Rall Leasing is owned by Lee Young, a related party (see NOTE 16). The guarantee on the letter of credit is recorded as a deferred charge in the amount of $50,000.


NOTE 9 - CURRENT LIABILITIES

In 1998, the Company acquired a business with a line of credit agreement with a bank. The amount available under the agreement was limited to $35,035, at an interest rate of prime plus 1.5%. At December 31, 1998, the Company had an outstanding balance of $35,000.

On August 24, 1998, the Company signed a promissory note evidencing a line of credit in the amount of $35,000. The line of credit is collateralized by a $35,000 CD and supports a $35,000 letter of credit issued to a supplier (see
NOTE 5). Principal and interest payments are due within 30 days of a draw, with an interest rate set at prime. At December 31, 1998, the Company had not borrowed against the line of credit.

The Company has a promissory note in the amount of $26,000 outstanding with a related party at December 31,1998. The note bears interest at 12%, with principal due on January 2, 1999, however at December 31, 1998 all interest had been forgiven.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 10 - LONG-TERM DEBT


=============================================================================================================
DECEMBER 31,                                                                            1998          1997
=============================================================================================================
Amount payable to an individual under a note agreement, principal payable in equal monthly installments consistent with note terms, plus annual interest at
5.64%, due April 30, 2001                                                            $  81,887      $      --

Amount payable to a leasing company under a note agreement, principal payable in equal monthly installments consistent with note terms, plus annual interest
at 12%, due January 31, 2000                                                            62,500             --

Amount payable to an individual under a collateralized note agreement, principal payable in equal monthly installments consistent with note terms, plus annual interest at 12%, due January 1, 2000, collateralized by equipment
purchased                                                                               62,146             --

Subordinated notes payable to individuals under subordinated note agreements, interest only payable quarterly and principal due upon maturity consistent with note terms, annual interest at 12%, various maturity dates between July 15, 2001 and August 19, 2001
                                                                                        87,500             --
Amount payable to an individual under a note agreement, principal payable in equal monthly installments consistent with note terms, plus annual interest at
5.64%, due April 30, 2001                                                               27,301             --
-------------------------------------------------------------------------------------------------------------
Total long-term debt                                                                   321,334
-------------------------------------------------------------------------------------------------------------
Less current maturities                                                               (166,554)            --
-------------------------------------------------------------------------------------------------------------
                                                                                     $ 154,780      $      --
=============================================================================================================

At December 31, 1998, future maturities on long-term debt are as follows:

                  1999                          $ 166,554
                  2000                             54,893
                  2001                             99,887
                                                ---------
                  Total                         $ 321,334
                                                =========

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 11 - OBLIGATIONS UNDER CAPITAL LEASE

=============================================================================================================
DECEMBER 31,                                                                            1998          1997
=============================================================================================================
Amount payable to leasing company under capital lease agreement, principal payable in equal monthly installments consistent with amended lease terms, no interest rate specified, due January 1, 2000, collateralized by equipment
purchased through acquisition from Midwest Telephone Service, Inc.                   $ 118,320      $ 160,000

Amount payable to leasing company under capital lease agreement, principal payable in equal monthly installments consistent with amended lease terms, no interest rate specified, due January 1, 2001, collateralized by equipment
purchased through acquisition from TelCentral                                          126,267             --

-------------------------------------------------------------------------------------------------------------
Total obligations under capital lease                                                  244,587        160,000
-------------------------------------------------------------------------------------------------------------
Less current maturities                                                               (102,224)       (40,100)
-------------------------------------------------------------------------------------------------------------
                                                                                     $ 142,363      $ 119,900
=============================================================================================================

At December 31, 1998 present value of minimum capital lease payments approximated the following:

                                =========================================================
                                December 31, 1999                               $ 135,014
                                December 31, 2000                                 135,014
                                December 31, 2001                                  22,502
                                ---------------------------------------------------------
                                                                                  292,530
                                Less amount representing interest                 (47,943)
                                ---------------------------------------------------------
                                Net capital lease obligation                    $ 244,587
                                =========================================================

Interest expense for the years ended December 31, 1998 and 1997 was $118,878 and $0, respectively.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 12 - INCOME TAXES

The significant components of the net deferred tax assets consist of the following:

                   =========================================================================
                   December 31,                                       1998           1997
                   -------------------------------------------------------------------------
                   Deferred tax assets:
                     Net operating loss carryforwards               $ 128,000      $   5,900
                     Bad debts                                        153,000             --
                   -------------------------------------------------------------------------
                     Gross deferred income tax assets                 281,000          5,900
                     Valuation allowance                             (281,000)        (5,900)
                   -------------------------------------------------------------------------
                   Total deferred income tax liabilities                   --             --
                   -------------------------------------------------------------------------
                   Net deferred income tax assets                   $      --      $      --
                   =========================================================================

The following summary reconciles differences from taxes at the statutory rates with the effective rate:

                   ======================================================================
                   Year ended December 31,                           1998          1997
                   ----------------------------------------------------------------------
                   Federal income taxes at statutory rates         (34.0)%        (15.0)%
                   State taxes, net of federal benefit              (5.0)%           --
                   Losses without tax benefits                      39.0%          15.0%
                   --------------------------------------------------------------------
                   Income taxes at effective rates                     0%             0%
                   ====================================================================

Unused net operating losses for income tax purposes, expiring in various amounts from 2017 through 2018 of approximately $327,000 are available at December 31, 1999 for carryforward against future years' taxable income. Under Section 382 of the Internal Revenue Code, the annual utilization of this loss may be limited due to changes in ownership. The tax benefit of these losses of approximately $281,000 has been offset by a valuation allowance due to it being more likely than not that the deferred tax assets will not be realized. The valuation allowance for deferred tax assets increased by $275,100 during 1998.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - STOCKHOLDERS' EQUITY

The Company's stock option plan provides for the granting of options to employees, non-employee directors and non-employee consultants to purchase the Company's stock. In addition, the Company has granted restricted stock to several individuals. The board of directors administers the above plan and is authorized to determine the key individuals to whom and the times which the options and restricted stock are to be granted, the number of shares subject to each option, or restricted stock issue, the applicable vesting schedule, and the exercise price, when applicable. In connection with the merger with Progressive Telecommunications Corporation, the Company entered into addendums to employment agreement, signed by substantially all of the employees holding stock options, which canceled those options effective January 1, 1999 (see NOTE 14 and 17).

The Company issued 175,000 warrants in connection with a subordinated note offering. Each warrant carries the right to purchase a share of common stock for $0.67 through January 15, 2000 and for $1.00 from January 15, 2000 through July 15, 2001. The Company also issued a total of 47,500 warrants as signing bonuses (see NOTE 14). Each warrant carries the right to purchase one share of common stock for $0.67, expiring in May of 2000. In addition, CCC issued warrants to a noteholder to purchase 125,000 shares of common stock at an exercise price of $0.67 per share through February 1, 1999 and $1.00 for 18 months thereafter. The same noteholder was issued an option to purchase 155,000 shares of common stock at $0.67 per share through February 1, 1999 and $1.00 per share thereafter until the note is paid in full. The noteholder has the right to acquire the balance of the shares which were not acquired with the proceeds of the note for cash at the option prices. In relation to an acquisition agreement, two individuals purchased an aggregate of 200,000 warrants at $0.01 each. Each warrant is exercisable for one share of common stock at $0.80 per share through February 20, 1999, $1.20 per share through February 20, 2000, and $1.80 per share expiring February 20, 2001. As of December 31, 1998, all warrants and options remain unexercised.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - STOCKHOLDERS' EQUITY (CONTINUED)

At December 31, 1998, 707,500 shares of common stock are reserved for future issuance as follows:


                  ====================================================
                  Stock option plan                              5,000
                  Other options                                155,000
                  Bonus warrants                                47,500
                  Purchased warrants                           200,000
                  Other warrants                               300,000
                  ----------------------------------------------------
                  Total                                        707,500
                  ====================================================


NOTE 14 - COMMITMENTS AND CONTINGENCIES

The Company has entered into written employment agreements in effect during 1998 with certain key employees. The documents set forth terms of employment, termination and/or resignation, compensation, stock and warrants issued, etc. Employment terms per the agreements range from two to three years. Annual base salaries per the employment agreements range from $30,000 to $120,000. All agreements provide for employee benefits. Certain of the agreements also contain covenants-not-to-compete for two years following termination of the agreement. Subsequently, the majority of the remaining employees covered under the above agreements signed addendums extending their employment terms for three years from January 1, 1999. Under the terms of the amendments, base salaries increased, additional shares of common stock were issued, and all outstanding warrants and options were canceled.

CCC has entered into agreements with various wholesale long-distance carriers to procure service for wholesale and retail resale. The terms of the agreements vary but in some instances CCC has committed to maintaining certain minimum monthly usage levels or pay the difference between the agreed upon minimum and the actual usage.

CCC has signed independent agent (IA) agreements with various parties, authorizing them to sell phone service to customers. The agreement specifies various rates of commission at which the IA will be paid, as well as the circumstances and timing of payment. CCC agrees to continue paying an agent commission on customer usage, even if the agreement is terminated.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 14 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

In accordance with the terms of the Mobile Communications Systems acquisition agreement, CCC entered into an employment agreement with former owner Martin McDaniel, and a consulting agreement with former owner James Kraus. The agreement with Mr. Kraus has not been fulfilled due to extenuating circumstances. Under the agreement, Mr. Kraus was guaranteed a minimum of $6,700 in consulting work during the first year after the agreement was signed. He was also issued 2,500 shares of common stock as a signing bonus and granted an option to buy an additional 10,000 shares at $0.67 within two years of the agreement date. Mr. McDaniel was granted an option to buy 37,500 shares at $0.67 within two years of the agreement date (See NOTE 13).

As mentioned in NOTES 5 and 8, the Company has unused letters of credit totaling $100,000 at December 31, 1998.

The Company leases office space at various locations throughout the United States. These leases contain various renewal terms and one includes an escalation clause. The Company's lease for its corporate offices expired on July 31, 1998. The Company is currently on a month-to-month lease with a 60-day notice requirement prior to vacating the premises. The Company also leased computer equipment through the end of 1998, which it then opted to purchase. Total rent expense was $97,231 and $24,755 in 1998 and 1997, respectively. Future minimum rental commitments due under operating leases with initial or remaining terms greater than 12 months as of December 31, 1998 are as follows:

                  ================================================
                                                         Minimum
                  Year ending December 31,             Commitments
                  ------------------------------------------------
                  1999                                  $ 28,882
                  2000                                    18,000
                  2001                                     4,500
                  ----------------------------------------------

                  Total                                 $ 51,382
                  ==============================================

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 15 - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses of $620,000 and $39,000 during the years ended December 31, 1998 and 1997, respectively. The Company's current liabilities exceeded its current assets by $838,000 and $9,000 as of those respective dates. These factors create substantial doubt about the Company's ability to continue as a going concern. Management of the Company has entered into a merger agreement to provide an infusion of capital. Under the terms of the agreement, the acquiring Company is to provide CCC with $2,500,000 within 18 months of the execution date. As of May 12, 1999, the Company had received $400,000 (see NOTE 17). The ability of the Company to continue as a going concern is dependent on final acceptance of the plan by the Company's stockholders and the provision of capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


NOTE 16 - RELATED PARTY TRANSACTIONS

CGA (Communications Group of America) founded by Tom Chubokas, CEO of CCC Communications, and currently owned by his wife, is an independent telecommunications services sales organization. CGA serves as an independent agent for the Company, receiving commissions on sales of CCC services. CGA then distributes the commission to its own independent agents as applicable. During 1998, CGA earned $199,900 in commissions from the Company. Additionally, CGA holds a note payable from the Company in the amount of $26,000 bearing interest at 12%. As of December 31, 1998, accumulated interest on the note was forgiven.

Lee Young serves on the Board of Directors of CCC Communications and acts as legal advisor to the Company. In addition, Mr. Young owns two financing companies, Call Leasing and Rall Leasing, based in Missouri. These leasing companies have provided the Company with funding for acquisitions, as well as a guarantee on a letter of credit. The leasing companies hold notes from the Company originally totaling $382,500, with year-end balances due totaling $307,087. At December 31, 1998, the Company owed Mr. Young $54,595 in legal fees.

                         CCC COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 17 - SUBSEQUENT EVENTS

On January 27, 1999, the Company entered into a merger agreement with Progressive Telecommunications Corporation ("PTC"). PTC acquired all the outstanding shares of the Company in exchange for 3,033,940 shares of PTC common stock plus $1,500,000. PTC also agreed to provide $2,500,000 of capital during the next 18 months from the execution of the agreement.

As of May 12, 1999, $400,000 had been provided to the Company, and the merger agreement was amended. The next $250,000 of funding received by PTC would be split 50/50 between PTC and the Company. Thereafter, 80% of the funds received would be set aside for the Company and 20% would be for PTC. This arrangement will remain in effect until the balance of the $1,100,000 has been provided to the Company. If the $1,100,000 is not received by August 15, 1999, PTC will issue up to 1,100,000 shares of common stock, pro rata to the shareholders of the Company. PTC will also issue 500,000 warrants to purchase the shares of PTC's common stock for $2.25 per share. The amended agreement also called for PTC to provide the $2,500,000 of capital during the next fourteen months from the execution of the agreement.

On June 7, 1999, Marquee Entertainment, Inc. agreed to acquire 100% of the outstanding common stock of PTC from the shareholders of PTC, in exchange for 45,000,000 shares of Marquee. The closing is conditioned upon, among other things, an audit of the financial statements of PTC and its subsidiaries. The agreement also provides for Marquee to amend its certificate of incorporation to change its name to Progressive Telecommunications Corporation.